Exhibit 99.1

Press Release

PartnerRe Ltd. Announces Successful Closing of Block Purchase of PARIS RE Shares Bringing Total Ownership to 83%

PEMBROKE, Bermuda--(BUSINESS WIRE)--Oct. 4, 2009-- PartnerRe Ltd. (NYSE:PRE) today announced the successful closing of its previously announced block purchase of common shares of PARIS RE Holdings Limited (Euronext:PRI), the French-listed, Swiss-based diversified reinsurer. As of the close of business on October 2, 2009, PartnerRe had acquired in the block purchase approximately 71% of the outstanding PARIS RE shares, with an additional 6% of the outstanding PARIS RE shares subject to physical settlement in the coming days. Following the settlement of these trades, PartnerRe’s total shareholding of PARIS RE will increase to 83%, which includes PartnerRe’s previously announced acquisition of 6% of the outstanding PARIS RE shares.

PartnerRe President & CEO Patrick Thiele said, “The closing of this block purchase is an important milestone in our acquisition of PARIS RE. With this level of ownership, we take control of the PARIS RE Board of Directors through the appointment of six directors, all of whom are existing PartnerRe management. This Board majority allows us a greater role in setting policy and monitoring risk aggregation. However, there is no change in our strategy for January 1, 2010 renewals; the companies will renew their business separately, under their current plans and guidelines.”

Mr. Thiele added, “The acquisition process has gone more quickly and smoothly than was initially anticipated and we are optimistic that the remaining steps will be completed by year-end. This is due in no small part to the hard work and cooperation shown by the employees of both organizations.”

As recently announced, PartnerRe will pursue a merger vote in lieu of a voluntary exchange offer, which is expected to expedite PartnerRe’s acquisition of PARIS RE, while keeping unchanged the consideration granted to PARIS RE shareholders.

PartnerRe also announced that in closing the block purchase, it has received all necessary approvals of insurance and competition regulatory authorities. It is expected that PARIS RE will call a meeting of its shareholders to vote on a proposal to effect a merger, governed by Swiss law, of PARIS RE into a wholly-owned subsidiary of PartnerRe. The merger, when approved by the holders of at least 90% of all outstanding PARIS RE voting rights, is expected to become effective in December 2009.

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion. At June 30, 2009, total assets were $17.0 billion, total capital was $5.3 billion and total shareholders’ equity was $4.8 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies and integrating new acquisitions, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s, PARIS RE’s, or the combined company’s investment portfolio, changes in accounting policies, the risk that a condition to the closing of the proposed transaction with PARIS RE may not be satisfied, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, failure to consummate or delay in consummating the proposed transaction for other reasons, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Source: PartnerRe Ltd.

PartnerRe Ltd.
Investor: Robin Sidders, 441-292-0888
or
Media: Celia Powell, 441-292-0888
or
Sard Verbinnen & Co.
Drew Brown/Jane Simmons, 212-687-8080

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Copyright 2009